UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 29, 2012
Date of Report (Date of earliest event reported)

NAVARRE CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7400 49th Avenue North, Minneapolis, MN 55428
(Address of principal executive offices) (Zip Code)

(763) 535-8333
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On October 29, 2012, Navarre Corporation (the “Company”) filed a Form 8-K and advised shareholders that, among other things, on October 16, 2012, a purported class action on behalf of Navarre shareholders relating to the transactions contemplated by the SpeedFC Merger Agreement was filed in the United States District Court for the District of Minnesota against the Company, the Board of Directors, the Company’s acquisition subsidiary and SpeedFC, Inc. entitled Helene Gottlieb v. Richard S. Willis, et al. The lawsuit generally alleged that the Board breached its fiduciary duties and violated disclosure requirements, and the plaintiff sought unspecified damages and equitable relief.

On October 24, 2012, the plaintiff filed a motion for a preliminary injunction, and a hearing occurred on November 1, 2012.

On November 7, 2012, the court denied the plaintiff’s motion for a preliminary injunction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2012	NAVARRE CORPORATION

	By:	/s/ Ryan F. Urness
	Name:	Ryan F. Urness
	Title:	Secretary and General Counsel